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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY (1)

Name
Incorporation                                                                   Jurisdiction of
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
Kulicke and Soffa AG                                                            Switzerland

Kulicke & Soffa (Asia) Limited                                                  Hong Kong

Kulicke and Soffa (Japan) Ltd.                                                  Japan and Delaware

Kulicke and Soffa (Israel) Ltd.                                                 Israel

Kulicke and Soffa Investments, Inc.                                             Delaware

Micro-Swiss Limited                                                             Israel

K&S Interconnect, Inc.                                                          Delaware

Kulicke and Soffa (Suzhou) Limited                                              China

Kulicke & Soffa Singapore, Inc.                                                 Delaware

Kulicke and Soffa Pte, Limited                                                  Singapore

AFWH Sub, Inc. (Formerly Circle "S" Industries, Inc.)                           Alabama

American Fine Wire Corporation                                                  Alabama

American Fine Wire, Limited                                                     Cayman Islands

Dr. Muller Feindraht AG                                                         Switzerland

Semitec (2)                                                                     California

Flip Chip Technologies, LLC (2)                                                 Delaware
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(1)      Certain subsidiaries are omitted; however, such subsidiaries, even if combined into one subsidiary, would not constitute a "significant subsidiary" within the meaning of Regulation S-X.

(2)      The shares of Semitec and the Company's equity interest in Flip Chip
         Technologies, LLC are held by Kulicke and Soffa Holdings, Inc., a
         Delaware corporation.